Rogers Corporation Reports Third Quarter 2022 Results

Chandler, Arizona, November 8, 2022: Rogers Corporation (NYSE:ROG) today announced financial results for the third quarter of 2022.

“We are well positioned to move forward as an independent company focused on expanding our leadership in advanced materials solutions for high-growth markets including Hybrid and Electric Vehicles (EV/HEV) and Advanced Driver Assistance Systems (ADAS),” said Bruce D. Hoechner, Rogers' President and CEO. “Over the past year, we have not wavered in our focus on growing our business and implementing our proven strategy for developing innovative solutions and capitalizing on our market opportunities.”

Hoechner added: “While the immediate macroeconomic environment remains challenging, we are steadfast in our commitment to partner with the world’s leading technology firms and manufacturers to deliver cutting-edge materials for next-generation products, while improving margins and maintaining a strong balance sheet. I am confident in our ability to execute our strategy and deliver substantial value to all our stakeholders.”

Financial Overview

GAAP Results	Q3 2022	Q2 2022	Q3 2021
Net Sales ($M)	$247.2	$252.0	$238.3
Gross Margin	31.6%	34.3%	38.5%
Operating Margin	7.5%	9.3%	14.2%
Net Income ($M)	$14.8	$17.9	$25.1
Net Income Margin	6.0%	7.1%	10.5%
Diluted Earnings Per Share	$0.78	$0.94	$1.33
Net Cash Provided by Operating Activities	$13.5	$2.0	$39.9

Non-GAAP Results[1]	Q3 2022	Q2 2022	Q3 2021
Adjusted Operating Margin	10.8%	12.1%	17.2%
Adjusted Net Income ($M)	$21.2	$23.2	$30.9
Adjusted Earnings Per Diluted Share	$1.11	$1.22	$1.64
Adjusted EBITDA ($M)	$39.7	$45.4	$54.2
Adjusted EBITDA Margin	16.0%	18.0%	22.7%
Free Cash Flow ($M)	$(20.3)	$(22.9)	$17.9

Net Sales by Operating Segment (dollars in millions)	Q3 2022	Q2 2022	Q3 2021
Advanced Electronics Solutions (AES)	$130.6	$141.2	$135.0
Elastomeric Material Solutions (EMS)	$111.0	$105.1	$98.0
Other	$5.6	$5.7	$5.3

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

Q3 2022 Summary of Results
Net sales of $247.2 million decreased 1.9% versus the prior quarter resulting from the impact of ongoing global supply challenges, China COVID-related restrictions, regional power outages and unfavorable currency exchange rate fluctuations. AES net sales decreased by 7.5% from lower ADAS, wireless infrastructure and defense market revenue, partially offset by higher EV/HEV market sales. EMS net sales increased by 5.6% primarily resulting from seasonally stronger portable electronics market demand, partially offset by lower EV and automotive market revenue. Currency exchange rates unfavorably impacted total company net sales in the third quarter of 2022 by $4.9 million compared to prior quarter net sales.

Gross margin was 31.6%, compared to 34.3% in the prior quarter. The decrease in gross margin was primarily driven by underutilization charges, stemming from lower AES volume, and unfavorable product mix. To address the decline in gross margin the Company has undertaken a series of actions, including adjusting capacity levels in certain businesses and driving efficiency improvements.

Selling, general and administrative (SG&A) expenses decreased by $5.5 million from the prior quarter to $50.7 million. SG&A expenses declined due to lower employee-related costs and professional service fees.

GAAP operating margin of 7.5% decreased by 180 basis points from the prior quarter, primarily due to the reduction in gross margin, partially offset by lower SG&A. Adjusted operating margin of 10.8% decreased by 130 basis points versus the prior quarter.

GAAP earnings per diluted share were $0.78, compared to earnings per diluted share of $0.94 in the previous quarter. The decrease in GAAP earnings was due to lower operating income, partially offset by a decrease in tax expense. On an adjusted basis, earnings were $1.11 per diluted share compared to adjusted earnings of $1.22 per diluted share in the prior quarter.

Ending cash and cash equivalents were $236.5 million, an increase of $11.1 million versus the prior quarter. The ending cash does not include the termination fee from Dupont of $162.5 million, before taxes and transaction-related fees, received in the fourth quarter. In the third quarter, capital expenditures were $33.8 million and net cash provided by operating activities was $13.5 million.

Additional Information
A shareholder letter accompanying today's release can be accessed on the Rogers Corporation website at https://www.rogerscorp.com/investors. The Company will host a conference call for investors in December and an Investor Day in the first half of 2023 to elaborate on growth prospects, outlook, capital allocation and other aspects of the business.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide.

Safe Harbor Statement
Statements included in this release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Rogers’ current beliefs and expectations. This release contains forward-looking statements regarding our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Other risks and uncertainties that could cause such results to differ include: the duration and impacts of the novel coronavirus global pandemic and efforts to contain its transmission and distribute vaccines, including the effect of these factors on our business, suppliers, customers, end users and economic conditions generally; continuing disruptions to global supply chains and our ability, or the ability of our suppliers, to obtain necessary product components; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States (U.S.) and abroad, particularly in China, South Korea, Germany, the United Kingdom, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd. (Huawei); fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability and willingness of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, including the ongoing conflict between Russia and Ukraine, terrorism or public health crises; the impact of sanctions, export controls and other foreign asset or investment restrictions; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation or risks arising from the DuPont Merger; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Company. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Investor contact:
Steve Haymore
Phone: 480-917-6026
Email: stephen.haymore@rogerscorporation.com

Website address: https://www.rogerscorp.com

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net sales	$247,231	$238,263	$747,467	$702,434
Cost of sales	169,167	146,609	497,491	431,448
Gross margin	78,064	91,654	249,976	270,986

Selling, general and administrative expenses	50,653	47,886	164,496	135,258
Research and development expenses	9,140	7,531	25,450	22,195
Restructuring and impairment charges	373	1,007	1,119	3,260
Other operating (income) expense, net	(578)	1,431	(2,852)	3,536
Operating income	18,476	33,799	61,763	106,737

Equity income in unconsolidated joint ventures	1,162	1,773	4,237	5,884
Pension settlement charges	—	(534)	—	(534)
Other income (expense), net	977	(469)	1,563	3,738
Interest expense, net	(2,942)	(441)	(5,559)	(1,452)
Income before income tax expense	17,673	34,128	62,004	114,373
Income tax expense	2,835	8,999	12,683	29,371
Net income	$14,838	$25,129	$49,321	$85,002

Basic earnings per share	$0.79	$1.34	$2.62	$4.54

Diluted earnings per share	$0.78	$1.33	$2.60	$4.51

Shares used in computing:
Basic earnings per share	18,818	18,740	18,804	18,727
Diluted earnings per share	18,999	18,874	18,997	18,831

Condensed Consolidated Statements of Financial Position (Unaudited)

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PAR VALUE)	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$236,461	$232,296
Accounts receivable, less allowance for doubtful accounts of $1,227 and $1,223	162,929	163,092
Contract assets	41,809	36,610
Inventories	173,610	133,384
Prepaid income taxes	4,008	1,921
Asbestos-related insurance receivables, current portion	3,361	3,176
Other current assets	15,500	13,586
Total current assets	637,678	584,065
Property, plant and equipment, net of accumulated depreciation of $368,270 and $367,850	374,984	326,967
Investments in unconsolidated joint ventures	12,974	16,328
Deferred income taxes	41,873	32,671
Goodwill	338,312	370,189
Other intangible assets, net of amortization	150,148	176,353
Pension assets	5,461	5,123
Asbestos-related insurance receivables, non-current portion	55,516	59,391
Other long-term assets	8,844	27,479
Total assets	$1,625,790	$1,598,566
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$57,200	$64,660
Accrued employee benefits and compensation	35,978	48,196
Accrued income taxes payable	4,046	9,632
Asbestos-related liabilities, current portion	4,048	3,841
Other accrued liabilities	36,644	37,620
Total current liabilities	137,916	163,949
Borrowings under revolving credit facility	290,000	190,000
Pension and other postretirement benefits liabilities	1,495	1,618
Asbestos-related liabilities, non-current portion	60,167	64,491
Non-current income tax	8,013	7,131
Deferred income taxes	24,599	29,451
Other long-term liabilities	13,747	23,031
Shareholders’ equity
Capital stock - $1 par value; 50,000 authorized shares; 18,812 and 18,730 shares issued and outstanding	18,812	18,730
Additional paid-in capital	165,276	163,583
Retained earnings	1,031,146	981,825
Accumulated other comprehensive loss	(125,381)	(45,243)
Total shareholders' equity	1,089,853	1,118,895
Total liabilities and shareholders' equity	$1,625,790	$1,598,566

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP financial measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted operating margin, which the Company defines as operating margin excluding acquisition-related amortization of intangible assets and discrete items, which are acquisition and related integration costs, gains or losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, UTIS fire and recovery charges, costs associated with the proposed DuPont acquisition, and the related income tax effect on these items (collectively, “discrete items”);

(2) Adjusted net income, which the Company defines as net income excluding amortization of acquisition intangible assets, pension settlement charges and discrete items;

(3) Adjusted earnings per diluted share, which the Company defines as earnings per diluted share excluding amortization of acquisition intangible assets, pension settlement charges and discrete items divided by adjusted weighted average shares outstanding - diluted;

(4) Adjusted EBITDA, which the Company defines as net income excluding interest expense, net, income tax expense, depreciation and amortization, stock-based compensation expense, pension settlement charges and discrete items;

(5) Adjusted EBITDA Margin, which the Company defines as the percentage that results from dividing Adjusted EBITDA by total net sales;

(6) Free cash flow, which the Company defines as net cash provided by operating activities less non-acquisition capital expenditures.

Management believes adjusted operating margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. Management also believes free cash flow is useful to investors as an additional way of viewing the Company's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from, and should not be compared to, similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

Reconciliation of GAAP operating margin to adjusted operating margin*:

	2022		2021
Operating margin	Q3	Q2	Q3
GAAP operating margin	7.5%	9.3%	14.2%

Acquisition and related integration costs	—%	0.1%	0.4%
Restructuring, severance, impairment and other related costs	0.5%	0.4%	0.7%
UTIS fire (recovery)/charges	(0.2)%	(0.7)%	0.6%
Costs associated with the proposed DuPont acquisition	1.4%	1.4%	—%
Total discrete items	1.7%	1.1%	1.7%
Operating margin adjusted for discrete items	9.2%	10.4%	15.9%

Acquisition intangible amortization	1.7%	1.7%	1.3%

Adjusted operating margin	10.8%	12.1%	17.2%
*Percentages in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted net income:

(amounts in millions)	2022		2021
Net income	Q3	Q2	Q3
GAAP net income	$14.8	$17.9	$25.1

Acquisition and related integration costs	0.1	0.1	1.0
Pension settlement charges	—	—	0.5
Restructuring, severance, impairment and other related costs	1.3	1.0	1.7
UTIS fire (recovery)/charges	(0.6)	(1.7)	1.4
Costs associated with the proposed DuPont acquisition	3.4	3.4	—
Acquisition intangible amortization	4.1	4.2	3.1
Income tax effect of non-GAAP adjustments and intangible amortization	(2.0)	(1.7)	(2.0)
Adjusted net income	$21.2	$23.2	$30.9
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share*:

	2022		2021
Earnings per diluted share	Q3	Q2	Q3
GAAP earnings per diluted share	$0.78	$0.94	$1.33

Acquisition and related integration costs	—	—	0.04
Pension settlement charges	—	—	0.02
Restructuring, severance, impairment and other related costs	0.05	0.04	0.07
UTIS fire (recovery)/charges	(0.02)	(0.07)	0.06
Costs associated with the proposed DuPont acquisition	0.14	0.14	—
Total discrete items	$0.17	$0.11	$0.19

Earnings per diluted share adjusted for discrete items	0.95	1.05	1.52

Acquisition intangible amortization	$0.16	$0.17	$0.12

Adjusted earnings per diluted share	$1.11	$1.22	$1.64
*Values in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted EBITDA*:

	2022		2021
(amounts in millions)	Q3	Q2	Q3
GAAP Net income	$14.8	$17.9	$25.1

Interest expense, net	2.9	1.5	0.4
Income tax expense	2.8	6.1	9.0
Depreciation	7.3	8.0	7.0
Amortization	4.1	4.2	3.1
Stock-based compensation expense	3.5	4.9	4.8
Acquisition and related integration costs	0.1	0.1	1.0
Pension settlement charges	—	—	0.5
Restructuring, severance, impairment and other related costs	1.3	1.0	1.8
UTIS fire (recovery)/charges	(0.6)	(1.7)	1.4
Costs associated with the proposed DuPont acquisition	3.4	3.4	—
Adjusted EBITDA	$39.7	$45.4	$54.2
*Values in table may not add due to rounding.

Calculation of adjusted EBITDA margin*:

	2022		2021
	Q3	Q2	Q3
Adjusted EBITDA (in millions)	$39.7	$45.4	$54.2
Divided by Total Net Sales (in millions)	247.2	252.0	238.3
Adjusted EBITDA Margin	16.0%	18.0%	22.7%
*Values in table may not add due to rounding.

Reconciliation of net cash provided by operating activities to free cash flow*:

	2022		2021
(amounts in millions)	Q3	Q2	Q3
Net cash provided by operating activities	$13.5	$2.0	$39.9
Non-acquisition capital expenditures	(33.8)	(25.0)	(22.0)
Free cash flow	$(20.3)	$(22.9)	$17.9
*Values in table may not add due to rounding.

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